UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

FedNat Holding Company (the “Company”) is reporting that, as a result of the delay in filing the Company’s Form 10-Q for the quarter ended March 31, 2022, it received from Nasdaq on May 17, 2022 notice of the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1). The Company has a period of 60 days from the notice date to submit a plan to regain compliance with the Nasdaq Listing Rules. The Company has advised Nasdaq that it anticipates filing the Form 10-Q within such 60-day period.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On May 12, 2022, FedNat Holding Company (the “Company”) received the resignation of Ronald A. Jordan, the Company’s Chief Financial Officer. Mr. Jordan’s resignation is effective June 10, 2022.

(b) On May 13, 2022, the Company’s Board of Directors appointed Erick A. Fernandez, the Company’s Chief Accounting Officer, to serve as interim Chief Financial Officer effective June 10, 2022. Mr. Fernandez, age 43, has served as the Company’s Chief Accounting Officer since April 2017, before which he served as the Company’s interim Chief Financial Officer from June 2016 to April 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: May 17, 2022	By:	/s/ Michael Braun

Name:	Michael Braun
Title:	Chief Executive Officer
(Principal Executive Officer)